UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2008

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd.	Sensus Metering Systems Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2008, the Compensation Committee of the Board of Directors of Sensus Metering Systems (Bermuda 2) Ltd. (the “Company”) approved the following compensatory arrangements for Jose Hernandez in connection with his promotion to Vice President of Global Water & Heat Metering Systems, a newly formed business unit of the Company: (i) a one-time bonus of $38,652 and (ii) effective February 1, 2008, an increase in the maximum amount of Mr. Hernandez’s discretionary bonuses from 35% of his base salary to 40% of his base salary under the Company’s management incentive plan (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005). Mr. Hernandez’s one-time bonus was denominated in euros. The dollar amount provided above was determined based on the exchange rate for the conversion of euros to U.S. dollars as of January 31, 2008, which was approximately €1.00/$1.4866.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: February 1, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer

SENSUS METERING SYSTEMS INC.

Dated: February 1, 2008	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Operating Officer